EXHIBIT 23

                              [VMHC&S LETTERHEAD]


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our independent auditor's report, dated August 7, 1998, appearing in the Annual Report on Form 10-KSB of StateFed Financial Corporation for the year ended June 30, 1998.

                                 /s/ Vroman, McGowen, Hurst, Clark & Smith, P.C.



Des Moines, Iowa
September 28, 1998